UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 8, 2024

(Date of earliest event reported)

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Boulevard, Suite 2100, Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

214-427-1704

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Management Updates

On October 8, 2024, the Board of Directors (the “Board”) of Applied Digital Corporation, a Nevada corporation (the “Company”), approved a change in management, as previously announced on October 9, 2024. Effective October 15, 2024, David Rench, the Company’s current Chief Financial Officer since March 2021, is transitioning from his role as Chief Financial Officer to Chief Administrative Officer of the Company. Also effective October 15, 2024, Saidal Mohmand, the Company’s current Executive Vice President of Finance, will succeed Mr. Rench as the Company’s Chief Financial Officer. Mr. Mohmand’s appointment as Chief Financial Officer was contingent on satisfactory completion of independence and conflict checks, which were satisfactorily completed on October 15, 2024.

Mr. Mohmand, age 34, has served as the Company’s Executive Vice President of Finance since September 2021, where he led the Company’s financial strategy and capital market initiatives. In addition to Mr. Mohmand’s role as Chief Financial Officer of the Company, since July 2020 he has served as the Director of Research at 272 Capital LP (“272 Capital”), an investment advisory firm (founded by Wes Cummins, the Company’s Chairman and Chief Executive Officer) specializing in technology hardware, software, and service companies. Following the acquisition of 272 Capital by B. Riley Financial (Nasdaq: RILY) in August 2021, Mr. Mohmand served as Director of Research at B. Riley Asset Management from August 2021 to February 2024. Prior to such positions, Mr. Mohmand served as Director of Research at GrizzlyRock Capital, a value-oriented long/short fund based in Chicago, from December 2013 to June 2020. Mr. Mohmand earned his B.B.A. in Finance and Accountancy from Western Michigan University.

In connection with the transition of Mr. Mohmand’s role to Chief Financial Officer, the Company and Mr. Mohmand entered into an Offer Letter, dated October 11, 2024, as well as a Non-Disclosure, Invention Assignment and Restrictive Covenants Agreement, attached as Exhibit A to the Offer Letter (together, the “Mohmand Offer Letter”). Pursuant to the terms of the Mohmand Offer Letter, Mr. Mohmand will serve as the Chief Financial Officer of the Company and is entitled to receive an annual base salary of $475,000 per annum, subject to review from time to time by the Company, and is also eligible for an annual performance bonus with a target amount of 75% of his annual base salary. Mr. Mohmand is also eligible for grants of equity awards, including an award of 490,000 restricted stock units that are expected to be subject to time-based vesting conditions, as set forth in the Mohmand Offer Letter, and an additional 490,000 performance stock units that are expected to be subject to time- and performance-based vesting conditions, as well as additional equity awards that may be granted from time to time. If Mr. Mohmand’s employment is terminated without Cause (as defined in the Mohmand Offer Letter), Mr. Mohmand will receive, subject to execution, delivery, and non-revocation of a general release of claims against the Company, (i) an amount equal to twelve months’ annual base salary (or in the event of a termination without Cause within eighteen months following a change in control, twenty-four months’ annual base salary), payable in equal installments as salary continuation payments, and (ii) an amount equal to 100% of Mr. Mohmand’s target annual bonus for the fiscal year in which termination occurs.

Mr. Mohmand is also bound by an indefinite confidentiality obligation, a non-competition covenant during employment and for 12 months post-termination, a non-solicitation covenant with respect to Company personnel and business partners during employment and for 12 months post-termination, assignment of intellectual property, and indefinite non-disparagement obligations.

The foregoing description of the Mohmand Offer Letter is not complete and is subject to the full text of the Mohmand Offer Letter, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Mohmand and any other person pursuant to which he was appointed as an officer and Mr. Mohmand does not have a direct or indirect material interest in any “related party” transaction required to be separately disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Mohmand does not have any family relationships with any of the Company’s directors or executive officers.

2

Employment Agreements

David Rench

On October 15, 2024, in connection with the management updates disclosed above, the Company and Mr. Rench entered into Amendment No. 2 (“Amendment No. 2”) to Mr. Rench’s current Executive Employment Agreement, effective November 1, 2021 (as amended, the “Rench Employment Agreement”). Amendment No. 2 updates Mr. Rench’s title from Chief Financial Officer to Chief Administrative Officer. Amendment No. 2 does not otherwise amend the terms of the Rench Employment Agreement, a copy of which is filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2024.

Wes Cummins

On October 10, 2024, the Company and Wes Cummins, the Chief Executive Officer of the Company and Chairman of the Board, entered into an Employment Agreement (the “Cummins Employment Agreement”), which supersedes and replaces in its entirety Mr. Cummins’ prior employment agreement with the Company, dated November 1, 2021, as amended. Under the Cummins Employment Agreement, Mr. Cummins will continue to serve as the Chief Executive Officer of the Company and will be entitled to receive an annual base salary of $750,000 per annum, with retroactive effect to June 1, 2024, subject to annual review for increase, and shall also be eligible for an annual performance bonus with a target amount of 100% of his annual base salary (with a maximum payout of 200% of his annual base salary). The term of the Cummins Employment Agreement ends on October 10, 2027, with automatic one (1) year extensions thereafter, unless notice not to renew is given by either party at least 90 days prior to the relevant end date. Mr. Cummins will also be eligible for grants of annual equity awards.

If Mr. Cummins’ employment is terminated without Cause or he resigns with Good Reason (as such terms are defined in the Cummins Employment Agreement), or the employment term is not renewed by the Company, Mr. Cummins will receive, subject to execution and non-revocation of a general release of claims against the Company, (i) an amount equal to eighteen months’ annual base salary (or in the event of a Change in Control Termination (as defined in the Cummins Employment Agreement), thirty months’ annual base salary) payable in equal installments as salary continuation payments, or, in the event of a Change in Control Termination, payable in a lump sum; (ii) an amount equal to 100% of Mr. Cummins’ annual bonus (or 250% of his annual bonus, in the event of a Change in Control Termination) for the fiscal year in which termination occurs, calculated based on actual performance for the entire fiscal year, if that amount is reasonably determinable as of the date payment would otherwise be made, and if that amount is not reasonably determinable when payment would otherwise be made (or, in the event of a Change in Control Termination, it is reasonably determinable but is less than Mr. Cummins’ target bonus), an amount equal to one-hundred percent of his target bonus or, in the event of a Change In Control Termination, 200% of his target bonus); (iii) accelerated vesting of 50% of all unvested equity awards (or 100% in the event of a Change in Control Termination), with accelerated vesting of equity awards that vest based on achievement of performance metrics based on achievement of 100% of target (or, in the event of a Change in Control Termination, if achievement of the applicable performance metrics is reasonably determinable as of the date of termination, based on the achievement of the greater of (1) 100% of target, and (2) actual achievement of the performance metrics); (iv) extension of the post-termination exercise period for any stock options or stock appreciation rights until the latest date such awards would have expired pursuant to their terms; and (v) continued coverage under COBRA at active employee rates for up to 18 months.

Mr. Cummins is also bound by (i) an indefinite confidentiality obligation, (ii) a non-competition covenant during employment, (iii) for 18 months post-termination, a non-solicitation covenant with respect to Company personnel and customers during employment, and (iv) for 18 months post-termination, assignment of intellectual property, and indefinite non-disparagement obligations.

The foregoing descriptions of Amendment No. 2 and the Cummins Employment Agreement are not complete and are subject to the full text of Amendment No. 2 and the Cummins Employment Agreement, copies of which are included as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Mohmand Offer Letter, dated October 11, 2024, by and between Applied Digital Corporation and Saidal Mohmand.
10.2	Amendment No. 2 to Executive Employment Agreement, dated October 15, 2024, by and between Applied Digital Corporation and David Rench.
10.3	Executive Employment Agreement, dated October 10, 2024, by and between Applied Digital Corporation and Wes Cummins.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 15, 2024	By:	/s/ Wes Cummins
	Name:	Wes Cummins
	Title:	Chief Executive Officer

4